EXHIBIT 10.25

                          TRANSFER OF ASSETS AGREEMENT
                      BETWEEN CRYSTALIX GROUP INTERNATIONAL
                       AND INNOVATIVE MOTIONS ("PARTIES")
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                          TRANSFER OF ASSETS AGREEMENT
                      BETWEEN CRYSTALIX GROUP INTERNATIONAL
                       AND INNOVATIVE MOTIONS ("PARTIES")

This Transfer of Assets Agreement ("Agreement") is dated for reference purposes only as of September 22, 2005, and is effective as of the date all parties sign Agreement ("Effective Date"). This Agreement is between Crystalix Group International, Inc., ("Company") a Nevada corporation having an office located at 1181 Grier Dr., Ste. B, Las Vegas, NV 89119, and Innovative Motions ("IM") a Nevada corporation owned by Rainer Eissing.

                               FACTUAL BACKGROUND

     A. Company desires to purchase from IM and IM desires to sell to Company shares of outstanding Company stock.
     B. IM desires to purchase from Company and Company desires to sell to IM the entire Berlin Division of Crystalix Imaging, Ltd.
     C.   Company and IM desire to agree as set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and understandings herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    AGREEMENT

1) FACTUAL BACKGROUND. The above-listed Factual Background is incorporated into this Agreement in its entirety and expressly made a part of this Agreement. All dollar amounts are in United States Dollars, unless expressly written as otherwise. Without prejudice to any other rights of Company under this Agreement, time is of the essence regarding all payments due under this Agreement. All information Parties must provide under this Agreement must be in English.

2)   COMPANY AGREES. The Company will:

     a) Transfer the technical development Eissing brand laser machines as far as activated in the CGI books to a party named by IM.
     b) Transfer the Berlin branch with all assets to IM or a third party named by IM, so that this branch may operate as an independent enterprise.
     c) Reissue stock in one certificate in the name IM or a third party to be named by IM in the amount of 1,000,000 shares of common stock.
     d) Transfer the balance of all VAT tax related to the Berlin Branch operations agreed to by German tax authorities and IM accountants and related to all VAT return periods up to and including June 30, 2005.


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     e)  Indemnify  IM  from  all  negative  tax  consequences  related  to this
         Agreement, if any, up to the Effective Date. Such indemnification will stand until December 31, 2007, as long as all correspondence, banking and accounting records relating to all tax issues are supplied to the Company in a timely and reasonable manner.
     f)  Relieve Berlin Branch of inter company debts.
     g) Arrange for the packing and shipping of miscellaneous parts, equipment, supplies, and raw materials from Las Vegas office, as listed in Schedule B, to a location of IM direction.
     h) Stop the use of `Crystalix' name and website within 120 days of the Effective Date of Agreement. IM is entitled to use Crystalix name for all and any of his companies and products.
     i) Retain for its own use and commitments all furniture, fixtures, inventories, samples, machinery, records, raw materials and any other assets fixed and/or moveable, tangible and/or intangible in the Dublin office and in the warehouse in Wales.
     j) Hold harmless IM from any liabilities, not related to the Berlin Branch office of CGI as of the Effective Date.
     k) Transfer all listed affiliates including all respective affiliate assets on Crystalix books to IM listed in Schedule A of this Agreement. Crystalix shall send to each listed affiliate(except Singapore) a signed letter instructing each of the transfer of their contract exclusively to Berlin and Rainer Eissing.
     l) Grant, as part of the mutual release, past, present and future indemnification from any liabilities other than those addressed in this Agreement.


3)       IM AGREES. IM will:

     a) Return to the Company all stock issued to Rainer Eissing by the Company without exception or give permission to revoke them. This includes 5 Common Certificates in Rainer Eissing name totaling 6,058,000; 1 Common Certificate in World Trade Consultants, Inc name totaling 2,563,000 and 1 Preferred Certificate in Rainer Eissing name for 962,100.
     b) Assume all verbal and contractual commitments entered into by the Company, with regards to the Berlin Branch, IM or for the benefit of Rainer Eissing personally.
     c) Allow the continued use of the website and Crystalix name by the Company for a period of 120 days as of the Effective Date of this agreement.
     d) Take all necessary steps to de-list CYXG from any and all German Stock Exchanges.
     e) Hold the Company, its subsidiaries, affiliates, officers, directors, employees, representatives and agents harmless from any action of IM, its subsidiaries, affiliates, officers, directors, employees, representatives and agents while the Company continues the use of `Crystalix' name.
     f) At no time in the future, as of the Effective Date of this Agreement, use the name Crystalix Group International, Crystalix USA (or any deviation thereof), Crystalix

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         Imaging Ltd or Crystalix  Europe.  The Berlin Branch may maintain for a period of 120 days as of the Effective Date of the Agreement its actual appearance.
     g) Agree to have Rainer Eissing removed as an authorized signatory from the current Crystalix Europe bank account at Deutsche Bank immediately following the transfer of all taxes and necessary filings. Company will transfer the current Crystalix Europe bank account balance to IM or a third party named by IM by sending a letter to the Deutsche Bank removing everyone but Eissing. Eissing will close Europe bank account following final transfer of funds.
     h) Agree that Rainer Eissing will resign all and any positions as an officer and board member of the Company.
     i) Apply best efforts to attain a formula for the repair and maintenance of all existing equipment for past and future sales into the U.S.
         including   equipment  in  the   possession  of  the  Company  and  its
         subsidiaries.
     j) Supply the Company with name, address and bank account information of the assuming entity for any reason, including but not limited to the transfer of final VAT tax.
     k) Transfer One Hundred Euros to Company for transfer of assets as described herein.

4) ENTIRE AGREEMENT; MODIFICATION AND WAIVER. This Agreement contains the complete and exclusive statement of this Agreement between the parties with respect to the subject matter hereof, and supersedes any previous understandings, communications, commitments or agreements, oral or written. This Agreement may not be changed in any respect except by a writing duly executed and delivered by Company and IM. No term or condition of this Agreement will be considered as waived unless such waiver is in writing and duly executed by an officer or duly authorized representative of the waiving party. Any waiver by either party of a breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of this Agreement.

5) GOVERNING LAW; JURISDICTION AND VENUE. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of action), will be governed by and construed in accordance with the laws of the state of Nevada. In the event of any dispute arising under this Agreement, exclusive jurisdiction and venue shall be in the state and federal courts located in Clark County, Nevada.

6) NOTICES. Any notice, consent, approval, request, demand or other communication required or permitted under this Agreement must be in writing to be effective and will be deemed delivered and received when: (a)
     personally delivered or if delivered by facsimile, when electronic confirmation is actually received by the party to whom notice was sent, or
     (b) if delivered by mail whether actually received or not, at the close of business on the third business day following the day when placed in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, at the addresses set forth below (or to such other address as any party will specify by written notice so given), and will be deemed to have been delivered as of


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     the date so  personally  delivered or mailed.  The  address of  Company for purposes of this paragraph is as follows:


                     Company:
                       Crystalix Group International, Inc.
                       1181 Grier Drive
                       Suite B
                       Las Vegas, Nevada  89119
                       Attention:  Doug Lee
                       Facsimile:  (702) 740-4611



                     IM: (INSERT ADDRESS)




7) ATTORNEYS' FEES AND COSTS. If any legal action or any other proceeding is brought for the enforcement of this Agreement, or if a dispute arises under this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

8) SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement will be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances will not have the effect of rendering such provisions illegal, inoperative, unenforceable or invalid in any other case or of rendering any other provisions of this Agreement illegal, inoperative, unenforceable or invalid.

9) CAPTIONS. The captions contained herein are not a part of this Agreement. They are only for the convenience of the parties and do not in any way modify, amplify or give full notice of any of the terms, covenants or conditions of this Agreement.

10) CONSTRUCTION. For purposes of this Agreement, the language of the contract will be deemed to be the language of both parties and neither party will be construed as the drafter.

All facsimile signatures hereon will be deemed original for all purposes.


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IN WITNESS  WHEREOF,  the parties  hereto  acknowledge  their  acceptance to the express terms and conditions contained in this Agreement by affixing their respective signatures below.

COMPANY:                       CRYSTALIX GROUP INTERNATIONAL, INC.



                               By:  /s/ DOUGLAS E. LEE
                                  ----------------------------------------------
                               Its: President
                                   ---------------------------------------------
                               Date: 10/5/05
                                    --------------------------------------------


                               Witness: /s/ JoAnn Stiff
                                       -----------------------------------------
                               Print Name:  JoAnne Stiff
                                          --------------------------------------

EISSING:                       RAINER EISSING

                                  /s/ RAINER EISSING
                               -------------------------------------------------
                               By: Rainer Eissing
                               Date: Oct. 5, 2005
                                    --------------------------------------------


                               Witness: /s/ PATTY HILL
                                       -----------------------------------------
                               Print Name:  Oct 5 2005
                                          --------------------------------------